Calculation of Filing Fee Tables
S-3
Cencora, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	4.625% Senior Notes due 2027	457(r)	500,000,000		$ 499,075,000.00	0.0001531	$ 76,408.38
Fees to be Paid	2	Debt	4.850% Senior Notes due 2029	457(r)	600,000,000		$ 599,808,000.00	0.0001531	$ 91,830.60
Fees to be Paid	3	Debt	5.150% Senior Notes due 2035	457(r)	700,000,000		$ 699,615,000.00	0.0001531	$ 107,111.06
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,798,498,000.00		$ 275,350.04
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 275,350.04
Offering Note
[1]	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the "Securities Act"), the registrant initially deferred payment of all of the registration fee in respect of the base prospectus filed with, and forming a part of, the Registration Statement on Form S-3 (File No. 333-283481) which was filed on November 26, 2024.

[2]	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the "Securities Act"), the registrant initially deferred payment of all of the registration fee in respect of the base prospectus filed with, and forming a part of, the Registration Statement on Form S-3 (File No. 333-283481) which was filed on November 26, 2024.

[3]	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the "Securities Act"), the registrant initially deferred payment of all of the registration fee in respect of the base prospectus filed with, and forming a part of, the Registration Statement on Form S-3 (File No. 333-283481) which was filed on November 26, 2024.

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $1,798,498,000.00. The prospectus is a final prospectus for the related offering.